                                IMAX CORPORATION
                                  Exhibit 10.28

                            FOURTH AMENDING AGREEMENT

This Amendment to Employment Agreement dated as of October 5, 2006 (the "Amending Agreement") is made between:

IMAX CORPORATION, a corporation incorporated under the laws of Canada (hereinafter referred to as the "Company"),

and

ROBERT D. LISTER (the "Executive")

WHEREAS, the Company wishes to enter into this Amending Agreement to amend and extend the Employment Agreement dated as of May 17, 1999 between Imax Ltd, the Company and Executive, as modified and amended by those Amending Agreements dated as of April 4, 2001, January 1, 2004 and February 14, 2006 (together, the "Agreement"), whereunder the Executive provides services to the Company, and the Executive wishes to so continue such engagement, as hereinafter set forth;

AND WHEREAS, on January 1, 2001 Imax Ltd. assigned all of its rights and obligations pursuant to the Agreement to the Company, and the Executive has consented to such assignment;

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Section 4(b) of the Agreement shall be amended by adding the following:

"Without Cause" shall also mean the termination of Executive's employment at Executive's election in the event that each of Bradley J. Wechsler and Richard
L. Gelfond cease to be CEO of the Company (an "Elective Termination"), provided, however, that Executive may not make such Elective Termination prior to six (6) months following the date that each of Messrs. Wechsler and Gelfond have ceased to be CEO of the Company. In the event of an Elective Termination, Executive shall have no obligation to mitigate the amounts provided in Section 4.1.1.

2. Section 6 of the Agreement shall be amended by adding the following:

Notwithstanding anything herein to the contrary, in the event that (a) there is a change in control of the Company i.e. any person, or group of persons acting in concert, other than Bradley J. Wechsler and Richard L. Gelfond, acquiring greater than fifty percent (50%) of the outstanding common shares of the Company, whether by direct or indirect acquisition or as a result of a merger or reorganization (a "Change in Control") and (b) each of Bradley J. Wechsler and Richard L. Gelfond cease to be CEO of the Company, then Executive may elect to terminate his employment and such termination will be deemed to be a termination Without Cause (a "Change in Control Election"), provided, however, that Executive may not make such Change in Control Election prior to three (3) months following the date that each of Messrs. Wechsler and Gelfond have ceased to be CEO of the Company. A Change of Control Election shall be deemed to be a Non-Mitigation Event as described in this Section 6, and in the event of a Change of Control Election, (i) Executive shall have no obligation to mitigate the amounts provided in Section 4.1.1, and (ii) the Severance Period (as defined in Section 4.1.1) shall be a minimum of eighteen (18) months in duration.

3. The Executive shall receive a US$ 150,000 retention bonus (the "Retention Bonus"), payable as follows: (a) US$ 75,000 paid on June 1, 2007 if Executive has not resigned or been terminated for Cause prior to such date, and (b) US$ 75,000 paid on December 31, 2007 if Executive has not resigned or been terminated for Cause prior to such date. In the event that there is a Change in Control, any portion of the Retention Bonus not yet paid shall immediately accelerate and be paid to Executive.

Except as amended herein, all other terms of the Agreement shall remain in full force, unamended.

IN WITNESS WHEREOF, the Company and the Executive have duly executed and delivered this Amending Agreement on this 5th day of October, 2006.

                                        IMAX CORPORATION


                                        By: "Richard L. Gelfond"
                                            ------------------------------------
                                        Name: Richard L. Gelfond
                                        Title: Co-Chief Executive Officer


SIGNED, SEALED AND DELIVERED            EXECUTIVE:
in the presence of:


"Pamela Brown"                          "Robert D. Lister"
-------------------------------------   ----------------------------------------
Witness                                 Robert D. Lister